EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        May 27, 1997

             We hereby consent to the incorporation by reference in this Registration Statement of Thermedics Detection Inc. on Form S-8 of our report dated January 29, 1997 (relating to the consolidated financial statements of Rutter & Co. B.V. for the period from January 25, 1996 to December 28, 1996) appearing in the Prospectus which forms a part of Thermedics Detection Inc.'s Registration Statement on Form S-1 (Registration Number 333-19199).

             We also consent to the incorporation by reference in this Registration Statement of Thermedics Detection Inc. on Form S-8 of our report dated March 13, 1997 (except for the disclosures included in the supplementary information under the caption "United States Generally Accepted Accounting Principles (U.S.
        GAAP)" which is as of December 20, 1996) relating to the consolidated financial statements of Rutter & Co. B.V. for the two years ended December 31, 1995 appearing in the Prospectus which forms a part of Thermedics Detection Inc.'s Registration Statement on Form S-1 (Registration Number 333-19199).




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